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                                                                    EXHIBIT 11.1

                      NITINOL MEDICAL TECHNOLOGIES, INC.
                       STATEMENT RE: EARNINGS PER SHARE
                                  (UNAUDITED)

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                                     For the Three Months Ended          For the Six Months Ended
                                               June 30,                           June 30,
                                         1997           1996               1997              1996
                                   ------------------------------      ------------------------------

Net Loss                            $  (2,594,764)   $  (311,854)       $(2,515,403)   $  (1,437,283)
                                   ==============================      ==============================

Weighted average common
 shares outstanding                     9,551,895      3,774,198          9,495,101        4,161,591

Stock issued within twelve
 months of initial public
 offering (1)                                 -        2,805,930                -          2,430,742
                                   ------------------------------      ------------------------------
Weighted average number of
 common and common equiv-
 alent shares outstanding               9,551,895      6,580,128          9,495,101        6,592,333
                                   ------------------------------      ------------------------------

Net loss per share amount           $       (0.27)   $     (0.05)       $     (0.26)   $       (0.22)
                                   ==============================      ==============================
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(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin
    No. 83, stock, stock options, and stock warrants issued at prices below the initial public offering price during the 12-month period immediately preceding the initial filing date of the Company's Registration Statement of its initial public offering have been included as outstanding for all periods presented in 1996. The dilutive effect of the common stock equivalents was computed in accordance with the treasury stock method.